Exhibit 99.63

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of this 28 day of June, 2019, by and among POLYMET MINING CORP., a corporation incorporated under the laws of British Columbia (including its successors, the “Company”), and GLENCORE AG, a corporation existing under the laws of Switzerland (“Glencore”).

The parties hereby agree as follows:

1.             Definitions.

“2019 Warrant” shall mean the warrant to purchase 6,458,001 Common Shares issued by the Company to Glencore on March 29, 2019, as such warrant may be amended, restated and/or modified from time to time.

“Applicable Canadian Securities Laws” shall mean the securities laws of the relevant provinces and territories of Canada, as the context dictates, and the respective rules and regulations under such laws, together with applicable published policy statements, instruments, companion policies, blanket orders, blanket rulings and applicable notices of or administered by the relevant Canadian securities regulatory authorities and applicable discretionary blanket rulings or blanket orders issued by the relevant Canadian securities regulatory authorities pursuant to such laws, rules and regulations, all as amended and in effect from time to time.

“Availability Date” shall have the meaning given to it in Section 3(m).

“Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Vancouver, British Columbia are authorized or required by law to close.

“Canadian Prospectus” shall mean any prospectus of the Company filed with the Principal Regulator under the Applicable Canadian Securities Laws qualifying the Registrable Securities, and shall include all amendments and supplements thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Claims” shall have the meaning given to it in Section 6(a).

“Common Shares” shall mean the Company’s common shares, no par value, or any class or classes resulting from any recapitalization, reorganization, or reclassification thereof.

“Exchange Warrant” shall mean the exchange warrant to purchase Common Shares issued pursuant to the Purchase Agreement, dated as of October 31, 2008, among the Company, Poly Met Mining, Inc. and Glencore, as amended, as such exchange warrant may be amended, restated and/or modified from time to time (including as amended and restated by the Amended and Restated Exchange Warrant issued by the Company on December 6, 2011).

“Grace Period” shall have the meaning given to it in Section 2(e)(ii).

“Initiating Purchasers” shall have the meaning given to it in Section 2(a)(i).

“MJDS” shall mean the U.S. Multi-Jurisdictional Disclosure System adopted by the SEC.

“Principal Regulator” shall mean (i) if the Prospectus is to be qualified in more than one province and/or territory in Canada, the Canadian securities regulator designated by the Company as its principal regulator pursuant to National Policy 11-102 – Process for Prospectus Review in Multiple Jurisdictions, and (ii) if the Prospectus is to be qualified in only one province of Canada, the securities regulator with respect to such province.

“Prospectus” shall mean (i) the Canadian Prospectus, and (ii) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or amendment covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchasers” shall mean Glencore and any subsequent holder of any Registrable Securities as a result of a transfer of such securities.

“Register,” “registered” and “registration” refer to (i) a registration made by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of, or the effectiveness upon filing of, such registration statement; and (ii) the filing of the Canadian Prospectus for the purposes of qualifying the Registrable Securities under the Applicable Canadian Securities Laws for distribution in any or all of the provinces or territories of Canada.

“Registrable Securities” shall mean the Shares, including any Common Shares issued or issuable upon any distribution with respect to, or any exchange for or any replacement of, the Shares (including, in each case, any Common Shares issued or issuable thereon upon any stock split, stock combination, stock dividend or the like or as a result of any anti-dilution adjustments), upon original issuance thereof and at all times subsequent thereto, and associated related rights, if any, until, in the case of any such security, the earliest of (i) the date such security has been sold to the public either pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) the date such security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, (iii) the date on which such security may be resold without restriction pursuant to Rule 144(b)(1) under the 1933 Act, or (iv) the date on which such security ceases to be outstanding.

“Registration Expenses” shall have the meaning given to it in Section 2(d).

“Registration Period” shall have the meaning given to it in Section 3(b).

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, any amendments and supplements to such Registration Statement, including any post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

“Rights Offering” means the Company's offering of rights to subscribe for up to 682,813,838 Common Shares at a price of US$0.3881 per common share as contemplated by the final prospectus dated May 24, 2019 filed with the securities regulatory authorities in the provinces of British Columbia, Alberta, and Ontario in Canada and forming a part of the Company’s registration statement on Form F-10 (File No. 333-231254), as amended, filed with the SEC.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Comments” means written comments pertaining solely to Rule 415 which are received by the Company from the SEC, and a copy of which shall have been provided by the Company to the Purchasers, to a filed Registration Statement which require the Company to limit the amount of Registrable Securities which may be included therein to a number of Registrable Securities, which is less than such amount sought to be included thereon as filed with the SEC.

“Shares” means, the Common Shares issued or to be issued to Glencore pursuant to the Rights Offering and the Standby Purchase Agreement, dated as of May 6, 2019, between the Company and Glencore and the Common Shares issuable upon exercise of the 2019 Warrant.

“Violations” shall have the meaning given to it in Section 6(a).

“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.            Registration.

(a)           Demand Registration.

(i)       If at any time following the date hereof, and subject to the conditions of this Section 2, the Company shall receive a written request from Purchasers holding at least fifty percent (50%) of the Registrable Securities (the “Initiating Purchasers”) that the Company file a registration statement under the 1933 Act or effect a registration for a public offering in the United States and/or in a jurisdiction or jurisdictions of Canada, covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed US$5,000,000), then the Company shall, promptly, and in any event within twenty (20) days of the receipt thereof, give written notice of such request to all Purchasers, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as expeditiously as practicable, the registration under the 1933 Act or the Applicable Canadian Securities Laws of all Registrable Securities that the Purchasers request to be registered. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416) or the Applicable Canadian Securities Laws, such indeterminate number of additional shares of Common Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(d) to the Purchasers and their counsel prior to its filing. The Company must effect an unlimited number of registrations pursuant to this Section 2(a), provided, however, that the Company shall not be obligated to effect (A) a registration covering the sale of Registrable Securities for an aggregate public offering price of less than US$5,000,000, (B) more than two (2) such registrations in any 12-month period, or (C) any registration at a time when it is keeping three (3) such registrations effective.

(A)       Provided that the Company is eligible to file under MJDS, (A) the Company shall file a Prospectus with the Principal Regulator in such form as required under the applicable securities laws of the relevant Canadian provinces and territories, and (B) any registration statement filed pursuant to this Section 2(a) shall be filed on Form F-10. The Initiating Purchasers shall as a part of their request made pursuant to this Section 2(a) state whether the Registrable Securities shall be offered in one or more provinces and/or territories of Canada and specify such provinces and/or territories.

If Form F-10 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (x) register the resale of the Registrable Securities on Form F-3 or another appropriate form of registration statement reasonably acceptable to the Initiating Purchasers and (y) undertake to register the Registrable Securities on Form F-10 as soon as such form is available, provided that the Company shall maintain, subject to applicable Grace Periods (as hereinafter defined) the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-10 covering the Registrable Securities has been declared effective by the SEC or becomes effective upon filing with the SEC.

(ii)       The Company shall not identify any Purchaser as an underwriter in any Registration Statement or Prospectus filed pursuant to this Agreement without the prior written consent of such Purchaser. The Company shall not be required to include the Registrable Securities of any Purchaser in a Registration Statement if, in the event that the SEC requires a Holder to be named as an underwriter in a Registration Statement, such Holder fails to furnish to the Company its consent.

(iii)       If the Initiating Purchasers intend to distribute the Registrable Securities covered by their request by means of an underwritten public offering, they shall so advise the Company as a part of their request made pursuant to this Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a)(i). In such event, the right of any Purchaser to include such Purchaser’s Registrable Securities in such registration shall be conditioned upon such Purchaser’s participation in such underwriting and the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein. All Purchasers proposing to distribute their Registrable Securities through such underwriting and the Company shall enter into an underwriting agreement, in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Purchasers (which underwriter or underwriters shall be reasonably acceptable to the Company).

(iv)       Notwithstanding any other provision of this Section 2(a), if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Purchasers of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Purchasers that requested to have Registrable Securities registered (including the Initiating Purchasers) pro rata by reference to the number of Registrable Securities requested to be registered by a given Purchaser and the aggregate number of Registrable Securities sought to be included in such Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(v)       Reserved.

(vi)       The Company shall not be required to effect a registration or, in the circumstances contemplated in (y) below, a prospectus qualification pursuant to this Section 2(a): (x) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (y) if the Company shall furnish to the Initiating Purchasers a certificate signed by the Chairman of the Board stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be effected or such Prospectus to be qualified at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Purchasers; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

(vii)       The Company may include in any resale registration other securities for sale for the account of any other person to whom registration rights have been granted. Additionally, the Company may include in any registration that involves an underwritten offering other securities for its own account or for the account of any other person to whom registration rights have been granted; provided that, if the underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then all of the Registrable Securities to be sold by the Purchasers shall be included in such registration before any securities proposed to be sold for the account of the Company or any other person. The inclusion in any registration pursuant to this subsection (vii) of any securities of the Company or any other person shall be conditional upon the acceptance by the Company or any such other person of the application provisions of this Agreement.

(b)          Piggyback Registration.

(i)       The Company shall notify all Purchasers in writing at least fifteen (15) days prior to the filing of any registration statement under the 1933 Act or Canadian Prospectus for purposes of a public offering of securities of the Company (whether in connection with a public offering of securities by the Company, a public offering of securities by shareholders of the Company, or both, but excluding a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction, or a registration on any registration form that does not permit secondary sales). Each Purchaser desiring to include in any such registration statement or Canadian Prospectus all or any part of the Registrable Securities held by such Purchaser shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing and the Company shall use its reasonable best efforts, subject to the provisions of this Agreement, to include in such registration statement or prospectus all of the Registrable Securities specified in such notice or notices. Such notice shall state the intended method of disposition of the Registrable Securities by such Purchaser as set forth herein. If a Purchaser decides not to include all of its Registrable Securities in any registration statement or Canadian Prospectus thereafter filed by the Company, such Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement, registration statements, Canadian Prospectus or Canadian Prospectuses as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii)       Underwriting. If the Registration Statement or Canadian Prospectus under which the Company gives notice under this Section 2(b) is for an underwritten offering, the Company shall so advise the Purchasers as part of the notice given pursuant to Section 2(b)(i). In such event, the right of any such Purchaser to be included in a registration or prospectus qualification pursuant to this Section 2(b) shall be conditioned upon such Purchaser’s participation in such underwriting and the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein. All Purchasers proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement, together with the Company and any other security holders participating in that registration, in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of this Section 2(b), if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first to the Company; second, to all Purchasers who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, pro rata by reference to the number of Registrable Securities requested to be registered by a given Purchaser and the aggregate number of Registrable Securities sought to be included in such Registration Statement or Canadian Prospectus; and third, to any other security holders of the Company participating in that registration on a pro rata basis.

If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter or underwriters, delivered at least ten (10) Business Days prior to the effective date of the registration statement or the filing of the final Canadian Prospectus, as applicable. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration or prospectus qualification. If any Registrable Securities so withdrawn from the registration or prospectus qualification and if the number of Registrable Securities to be included in such registration or prospectus qualification was previously reduced as a result of marketing factors, the Company shall then promptly offer to all Purchasers who have retained the right to include Registrable Securities in the registration or prospectus qualification the right to include additional securities in the registration or prospectus qualification in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated pro rata among the Purchasers requesting additional inclusion.

(iii)       Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration or prospectus qualification initiated by it under this Section 2(b) prior to the effectiveness of such registration or final approval of such prospectus qualification whether or not any Purchaser has elected to include securities in such registration or prospectus qualification. The Registration Expenses of such withdrawn registration or prospectus qualification shall be borne by the Company in accordance with Section 2(d) hereof.

(c)          SEC Comments. If the Company receives SEC Comments to a Registration Statement filed pursuant to Section 2(a) or Section 2(b), as applicable, the Company shall be obligated to use its diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities requested to be included in the Registration Statement in accordance with applicable SEC guidance, including without limitation, Section 612.09 of the Compliance and Disclosure Interpretations of the staff of the Division of Corporation Finance with respect Rule 415, dated January 26, 2009. If it is determined by the Company that all of the Registrable Securities requested to be included in a Registration Statement cannot be included due to the SEC Comments, then the Company shall use its reasonable best efforts to prepare and file as expeditiously as practicable, such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement. Any cutbacks of Registrable Securities from a Registration Statement filed pursuant to Section 2(a) or Section 2(b), as applicable, due to SEC Comments shall be applied to the Purchasers pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the number of such Purchaser’s Registrable Securities relative to all outstanding Registrable Securities.

(d)       Expenses. The Company will pay all expenses associated with each registration and prospectus qualification (“Registration Expenses”), including reasonable fees and expenses of one counsel for the Purchasers, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the Registrable Securities included in the registration or prospectus qualification. Notwithstanding the foregoing, the Company shall not, however, be required to pay for expenses of any registration proceeding or prospectus qualification begun pursuant to Section 2(a), the request of which has been subsequently withdrawn by the Purchasers unless (a) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed or otherwise notified the Purchasers of at least forty-eight (48) hours prior to the request. If the Purchasers are required to pay the Registration Expenses, such expenses shall be borne by the Purchasers pro rata by reference to the number of Registrable Securities requested to be registered or qualified by a given Purchaser and the aggregate number of Registrable Securities sought to be included in such Registration Statement or Canadian Prospectus.

(e)         Effectiveness.

(i)       The Company shall use its reasonable best efforts to have each Registration Statement declared effective promptly after filing.

(ii)       Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the SEC or a Canadian Prospectus has been qualified in Canada (i) if the Company possesses material, non-public information the disclosure of which at the time is not, in the reasonable discretion of the Company, in the best interest of the Company or (ii) an event described in Section 3(h) or 3(i) shall occur (a “Grace Period”), the Company shall promptly (x) notify the Purchasers in writing of the reason giving rise to a Grace Period (provided that in each notice the Company will not disclose any content of such material, nonpublic information to the Purchasers), and (y) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive calendar days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of twenty-five (25) trading days. The Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice during which time Purchasers shall not make any sales of Registrable Securities under the Registration Statement or the Canadian Prospectus.

3.           Company Obligations. The Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a)          ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)          use its reasonable best efforts to cause any Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable and to remain continuously effective for a period (the “Registration Period”) that will terminate upon the date on which all Registrable Securities covered by the Registration Statement have been sold.

(c)          prepare and file with (i) the SEC such amendments, post-effective amendments and supplements to any Registration Statement and related Prospectus as may be necessary to keep the Registration Statement effective and permit sales of the Registrable Securities thereunder during the Registration Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities, and (ii) the Principal Regulator and any other applicable Canadian securities regulators such supplements and amendments to the Prospectus as may be required under Applicable Canadian Securities Laws;

(d)          permit counsel designated by the Purchasers to review and comment on each Registration Statement and Prospectus and all amendments and supplements thereto no fewer than five (5) Business Days prior to their filing with the SEC and Principal Regulator and not file any document to which such counsel reasonably objects;

(e)           to the extent not publicly available through either EDGAR or SEDAR, furnish to the Purchasers and their counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or the Principal Regulator, or received by the Company, one copy of any Registration Statement and any amendment thereto including all exhibits thereto and any documents incorporated by reference therein, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC or to the Principal Regulator or the staff of the Principal Regulator, and each item of correspondence from the SEC or the staff of the SEC or the Principal Regulator or the staff of the Principal Regulator, in each case relating to such Registration Statement or Prospectus (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser;

(f)           in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

(g)          if required by any underwriter, or if any Purchaser is required to be described in the Registration Statement or Canadian Prospectus as an underwriter, the Company shall furnish, on the effective date of the Registration Statement or the filing date of the final Canadian Prospectus, as applicable, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement or Canadian Prospectus and thereafter from time to time as any underwriter, including any Purchaser described as such, may reasonably request, (i) an opinion, dated such date, from independent legal counsel representing the Company for purposes of such Registration Statement or Canadian Prospectus, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and any Purchaser described as such, and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and any such Purchaser described as such;

(h)          use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement or Canadian Prospectus or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify each Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of written notice of the initiation or threat of any proceeding for such purpose;

(i)           furnish to each Purchaser, upon written request, at least five (5) copies of the Registration Statement and Prospectus and any amendment thereto, including exhibits, financial statements, and schedules by certified mail, return receipt requested, or reputable courier within three (3) Business Days of the effective date thereof;

(j)           prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement or Canadian Prospectus; provided that the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(k)           cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(l)            as promptly as practicable notify the Purchasers, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act or Applicable Canadian Securities Laws, upon discovery that, or upon the happening of any event as a result of which, the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided that in no event shall such notice contain any material, nonpublic information and, promptly prepare, file with the SEC and applicable Canadian securities regulator authorities and furnish to the Purchasers a reasonable number of copies of, a supplement to or an amendment of such Prospectus to correct any such untrue statement or omission and promptly notify the Purchasers of the filing of any such amendment or supplement and, if applicable, the effectiveness thereof;

(m)          comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a twelve month period beginning no later than the first day of the Company’s fiscal quarter next following the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this Section 3(m), “Availability Date” means the 45th day following the end of the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fiscal quarter); and

(n)           within two (2) Business Days after a Registration Statement that covers Registrable Securities becomes or is ordered effective by the SEC, the Company shall deliver, to the transfer agent for such Registrable Securities confirmation that such Registration Statement has been declared effective by the SEC. Within two (2) Business Days following notice of any sale of Registrable Securities pursuant to an effective Registration Statement, the Company shall notify its counsel of such sale, and shall thereafter promptly cause its counsel to issue a legal opinion to its transfer agent, if required by its transfer agent, to effect the removal of the 1933 Act restrictive legend from the Registrable Securities sold pursuant to such effective Registration Statement.

4.            Due Diligence Review; Information. Subject to the last sentence of this Section 4, the Company shall make available, during normal business hours, for inspection and review by any Purchaser who may be deemed an underwriter, advisors to and representatives of such Purchasers (who may or may not be affiliated with the Purchasers), and any underwriter participating in any disposition of Common Shares on behalf of the Purchasers pursuant to a Registration Statement or Canadian Prospectus or amendments or supplements thereto or any blue sky, Financial Industry Regulatory Authority or other filing, all financial and other records, all SEC Filings and other filings with the SEC and applicable Canadian securities regulatory authorities, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of establishing a due diligence defense under applicable securities laws and such other reasonable purposes, and cause the Company’s officers, directors and employees to promptly supply all such information reasonably requested by such Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement or Canadian Prospectus (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement or Canadian Prospectus for the sole purpose of enabling such Purchasers and such representatives, advisors and underwriters and their respective accountants and counsel to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the information included in the Registration Statement or Canadian Prospectus.

The Company shall not disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require the Purchasers and their advisors and representatives to enter into a confidentiality agreement (including an agreement prohibiting them from trading in Common Shares during such period of time as they are in possession of material nonpublic information, provided that any such period in which the Purchasers are precluded from trading shall be considered a Grace Period in accordance with, and subject to the provisions of, Section 2(e)(ii) of this Agreement) in form reasonably satisfactory to the Company and the Purchasers. Nothing herein shall require the Company to disclose material nonpublic information to the Purchasers or their advisors or representatives.

5.           Obligations of the Purchasers.

(a)           Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement or Canadian Prospectus, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement or Canadian Prospectus.

(b)          Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement or Canadian Prospectus hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement or Canadian Prospectus. Each Purchaser agrees to comply with the applicable prospectus delivery requirements under (i) the 1933 Act in connection with any resales of Registrable Securities pursuant to the Registration Statement and (ii) Applicable Canadian Securities Laws in connection with any resales of Registrable Securities pursuant to the Canadian Prospectus.

(c)           Each Purchaser agrees that, upon receipt of notice from the Company of the happening of any event described in Section 2(e)(ii), 3(h) or 3(l), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement or Canadian Prospectus covering such Registrable Securities, until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus filed with the Principal Regulator or the SEC and, if applicable, declared effective by the SEC, or receipt of notice from the Company that no supplement or amendment is required or any applicable stop order or suspension has been lifted, and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy all copies in the Purchaser’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

(d)          No Purchaser may participate in any third party underwritten registration pursuant to Section 2(b) hereunder unless it (i) agrees to sell the Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts, commissions and fees.

6.            Indemnification.

(a)          Indemnification by Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Purchaser, each of its officers, directors, partners and each person who controls such Purchaser (within the meaning of the 1933 Act or Applicable Canadian Securities Laws) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) amounts paid in settlement and expenses incurred by such person (collectively, “Claims”) insofar as such Claim arises out of or is based upon: (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Canadian Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC or Principal Regulator, as applicable) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation by the Company of any federal, state, provincial, territorial or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary Prospectus, or any amendment or supplement thereto (clauses (i), (ii) and (iii) being collectively, “Violations”), and shall reimburse, in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Claims. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an indemnified person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such indemnified person or by a Purchaser on behalf of such indemnified person expressly for use in connection with the preparation of the Registration Statement or Prospectus or any such amendment thereof or supplement thereto and; (ii) shall not be available to the extent such Claim is based on a failure of the Purchaser to deliver or to cause to be delivered the Prospectus made available by the Company pursuant to Section 3(i) if such Prospectus was timely made available by the Company reasonably in advance to the time delivery of such Prospectus was required of such indemnified person. Indemnity under this Section 6(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities.

(b)           Indemnification by Purchasers. In connection with any registration pursuant to the terms of this Agreement, each Purchaser will severally but not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, and each person who controls the Company (within the meaning of the 1933 Act or Applicable Canadian Securities Laws) against any Claim insofar as such Claim arises out of or is based on any Violation, in each case to the extent, but only to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser and the amount of any damages such Purchaser has otherwise been required to pay by reason of such Violation) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such Claim and employ counsel reasonably satisfactory to such person within a reasonable period of time of being notified of the Claim or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such Claims or there are one or more defenses available to the indemnified party that are not available to the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such Claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such Claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys, and one firm of local counsel, at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim or litigation. The indemnification required by this Section 6 shall be made by periodic payments during the course of the investigation or defense of any Claim, as and when bills are received or Claims are incurred.

(d)          Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim, in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act or Applicable Canadian Securities Laws shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser and the amount of any damages such Purchaser has otherwise been required to pay by reason of such Violation) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.             Reports Under the 1934 Act and Canadian Securities Laws.

With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration, the Company agrees to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144;

(b)       file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)       furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

The Company will also continue to make all filings and take all actions required to maintain its reporting issuer status under Applicable Canadian Securities Laws and use its reasonable best efforts to maintain its eligibility to file a Registration Statement on Form F-3 or Form S-3, as applicable.

8.            Miscellaneous.

(a)           Amendments and Waivers. This Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Purchasers affected by such amendment, action or omission to act.

(b)          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (in each case, with a copy by another allowed method pursuant to this Section 8(b); or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9 (b):

If to the Company:

PolyMet Mining Corp.
Suite 5700, 100 King Street West
Toronto, ON M5X 1C7
Attention: Jon Cherry
Email: jcherry@polymetmining.com

With a copy to:

Troutman Sanders LLP
875 Third Avenue
New York, New York 10022
United States
Attention: Joseph Walsh, Esq.
Email: joseph.walsh@troutman.com

Farris, Vaughan, Wills & Murphy LLP
Suite 2500, 700 West Georgia Street
Vancouver, BC V7Y 1B3
Canada
Attention: Denise Nawata
Email: dnawata@farris.com

Norton Rose Fulbright LLP
Suite 3800, 200 Bay Street
Toronto, ON M5J 2Z4
Canada
Attention: Robert Mason
Email: Robert.mason@nortonrosefulbright.com

If to the Purchaser, to:

Glencore AG
Baarermattstrasse 3
PO Box 1301, 6341 Baar Switzerland
Attention: Matthew Weber
Email mweber@glencore.com

With a copy to:

McCarthy Tétrault LLP
Suite 5300, 66 Wellington Street West
Toronto, ON M5K 1E6 Canada
Attention: Adam Taylor
                Roger Taplin
Email: ataylor@mccarthy.ca
           rtaplin@mccarthy.ca

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York 10178-0061
Attention: Jeffrey N. Ostrager
Email: jostrager@curtis.com

(c)          Assignments and Transfers by Purchasers. This Agreement and all the rights and obligations of any Purchaser hereunder may be assigned or transferred to any transferee or assignee of the 2019 Warrants or Registrable Securities. A Purchaser may make such assignment or transfer to any transferee or assignee of any 2019 Warrants or Registrable Securities, provided that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof and (ii) the Company is provided with written notice of such assignment.

(d)          Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of the Purchasers, and any assignment or attempted assignment made without such consent shall be void and of no effect.

(e)          Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

(g)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

(i)           Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would defer to the substantive laws of another jurisdiction.

(l)           Acknowledgement. For the avoidance of doubt, the Company and Glencore agree and acknowledge that (i) with respect to any increase in the number of Common Shares issuable upon the exercise of the Exchange Warrant pursuant to adjustments thereunder resulting from the Rights Offering, such additional Common Shares shall be included in the defined term “Registrable Securities” for all purposes of the Registration Rights Agreement, dated as of November 12, 2010, between the Company and Glencore.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

POLYMET MINING CORP.

By:	/s/ Patrick Keenan
Name: Patrick Keenan
Title: Chief Financial Officer

GLENCORE:

GLENCORE AG

By:	/s/ Nicola Leigh
Name: Nicola Leigh
Title: Officer

By:	/s/ Patrick Huber
Name: Patrick Huber
Title: Officer